Exhibit - 99.2

 BONADIO & CO, LLP
                                                   Certified Public Accountants
                                                   1850 South Winton Road
                                                   Rochester, NY 14628
                                                   716-244-2000
                                                   Fax 716-244-5611




                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to use in this Registration Statement of Bullfinch Fund, Inc. of our report dated April 7, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to all references to our Firm included in this Registration Statement.






BONADIO & CO., LLP
Rochester, New York


April 7, 1997